                                                                  RULE 424(b)(3)
                                                       REGISTRATION NO. 333-3766


PRICING SUPPLEMENT NO. 2                         TO PROSPECTUS DATED MAY 1, 1996
                                                  (As supplemented May 10, 1996)

                            COX COMMUNICATIONS, INC.

                               MEDIUM-TERM NOTES

                               (Fixed Rate Note)

Designation:  Fixed Rate Medium-Term      Original Issue Date:  October 1, 1996
  Notes Due October 1, 2001

Principal Amount:  U.S. $33,000,000       Maturity Date:  October 1, 2001

Issue Price (as a percentage of           Cox's Option to Extend Maturity:  None
  Principal Amount):    100%

Interest Rate:  6.94% per annum           CUSIP:  22404Q AB 4

Commission or discount (as a percentage   Form:        /x/  Global Note
  of Principal Amount):  .500%                         / /  Definitive Note

Optional Redemption Provisions:  None.


                 This Pricing Supplement No. 2 supplements and, to the extent inconsistent therewith, amends the description of the Notes referred to above in the accompanying Prospectus Supplement and Prospectus.

                              PLAN OF DISTRIBUTION

                 The Notes will be sold to Morgan Stanley & Co. Incorporated, Merrill Lynch & Co. and Deutsche Morgan Grenfell for resale to one or more investors at a fixed public offering price. After the initial public offering of the Notes, the public offering price and any concession or discount may be changed.

Dated:  October 1, 1996